Exhibit 99.1

FOR IMMEDIATE RELEASE
July 9, 2014
Contact: Investor Inquiries:
Casey Farrell, ViewPoint Financial Group, Inc.
972-801-5871/shareholderrelations@viewpointfinancialgroup.com

Media Inquiries:
Mary Rische, ViewPoint Bank
972-758-1554/mary.rische@viewpointbank.com

ViewPoint Financial Group, Inc. Announces Dates of
Second Quarter Earnings Release and Conference Call

PLANO, Texas, July 9, 2014 -- ViewPoint Financial Group, Inc. (NASDAQ:VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A., today announced that it plans to release its second quarter 2014 results after the close of the market on Tuesday, July 22, 2014. The earnings release will be available on the Company’s website, www.viewpointfinancialgroup.com. The Company will also host an investor conference call to review the results on Wednesday, July 23, 2014, at 8 a.m. Central Time.

Participants may pre-register for the call by visiting http://dpregister.com/10048340 and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 1-888-317-6016 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-317-6016 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10048340. This replay, as well as the webcast, will be available until August 13, 2014.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, National Association. ViewPoint Bank, N.A. operates 31 community bank offices, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.